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                                                                    EXHIBIT 99.2


                 BEFORE THE DEPARTMENT OF COMMERCE AND INSURANCE
                           FOR THE STATE OF TENNESSEE


IN THE MATTER OF:                                             )
                                                              )        NO.
UAHC HEALTH PLAN OP TENNESSEE, INC.                           )
(FORMERLY KNOWN AS OMNICARE HEALTH PLAN, INC.)                )
         RESPONDENT.                                          )


                      NOTICE OF ADMINISTRATIVE SUPERVISION



                                  NOTIFICATION

         Pursuant to the provisions of Tennessee Code Annotated Title 58, Chapter 32, Part 2 and Chapter 9, Part 5, the Commissioner of Commerce and Insurance issues this notification of administrative supervision to UAHC Health Plan of Tennessee, Inc. (hereinafter referred to as the "Respondent"). This Notice of Administrative Supervision (hereinafter referred to as the "Notice") and the provisions thereof are governed by Term. Code Ann. ss.ss. 56-9-501, et seq., ss. 56-32-217 and Chapter 0780-1-66 of the Rules and Regulations of the Department of Commerce and Insurance.

                                  JURISDICTION

         1. The Tennessee Health Maintenance Organization Act of 1986, as amended, Tenn. Code Ann. Title 56, Chapter 32, Part 2 (hereinafter referred to as the "HMO Act") provides for the regulation and licensure of health maintenance organizations in this state. Under the provisions of that part, the Commissioner of Commerce and Insurance is charged with the administration of the HMO Act. The Department of Commerce and Insurance, TennCare Division (hereinafter "Division" or "Department") is her authorized agent for the administration of the HMO act as it applies to health maintenance organizations who participate in the


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Tennessee Medicaid demonstration project, hereinafter referred to as the
TennCare program. The Division's official place of business is in Nashville, Davidson County, Tennessee.

                                FINDINGS OF FACT

         2. UAHC Health Plan of Tennessee, Inc. is a Tennessee for-profit corporation holding a certificate of authority as a health maintenance organization from the Commissioner pursuant to Tennessee Code Annotated, Title 56, Chapter 32. Respondent entered into a Contractor Risk Agreement with the State of Tennessee, Department of Finance and Administration, Bureau of TennCare (hereinafter referred to as the "TennCare Bureau") on or around December 31, 1993 in order to provide services for enrollees of the TennCare program.

         3. Respondent is a wholly-owned subsidiary of United American Healthcare of Tennessee (hereinafter referred to as "UATN") which, in turn, is a wholly-owned subsidiary of United American Healthcare Corporation of Detroit, Michigan (hereinafter referred to as "UAHC"). UAHC is a publicly traded company.

         4. Respondent also contracts with UATN to provide management services. Respondent has no employees. All employees and infrastructure of the Respondent are provided by UATN. In addition, the Respondent has no contracts with Vestica HealthCare, LLC (hereinafter referred to as "Vestica" and formerly known as Doral USA, LLC), the third party administrator that provides claims processing services to the Respondent. All such contracts are between Vestica and UATN.

         5. Since November 2002, the Respondent has been the sole source of revenue for both UATN and UAHC. UAHC reports on its 10-K filing that as of December 31, 2004, UAHC has only $22.2M in total assets (only $15.5M in current assets) and $18.4M in stockholders' equity. The Respondent represents the majority of the assets of UAHC. The Respondent



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reported on its Annual Statement that as of December 31, 2004, it had total assets of $12.9M ($10.1 in cash, short-term investments and bonds) and $11.7M in statutory net worth.

         6. During 2004, the TennCare Bureau paid the Respondent $237.7M of which $20.6M (approx. $1.7M per month) were administrative fees. The Respondent, pursuant to its management contract with UATN, paid UATN 90% of these administrative fees.


         7. In February 2005, the Provider Creditors Committee for the OmniCare Health Plan of Michigan, an HMO formerly managed by UAHC and currently in receivership, sued UATN, UAHC and certain individuals affiliated with these companies for over $62M for mismanaging the HMO, breach of the management contract and self-dealing by UAHC and the individual defendants.


         8. In March 2005, Felicia Corbin-Johnson, former Vice President and General Counsel for the Respondent, UATN, and UAHC, filed a lawsuit against all three (3) companies alleging wrongful discharge in violation of the Tennessee Public Protection Act and the Tennessee common law of whistle blower retaliation. Ms. Corbin-Johnson was also the Respondent's compliance officer, having the responsibility of overseeing the Respondent's compliance with state and federal law requirements. Specifically, the lawsuit alleges that Ms. Corbin-Johnson was fired because she "opposed and refused to remain silent about or participate in what she had a good faith belief were illegal acts and/or violations of state regulations and/or public policy."

         9. It also understood that the Respondent's former Vice President, Briggette Green, will also soon file a lawsuit against the Respondent alleging that Ms. Green was wrongfully terminated last year after learning that State Senator John Ford was paid $10,000 per month in consulting fees.


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         10. As a result of several media reports that linked Senator John Ford to the Respondent, UAHC and UATN, on or around February 10, 2005, the Division sent a letter to Osbie Howard, the Respondent's President and CEO, as well as a director of UAHC, asking him to describe the nature of business relationships between UAHC and Managed Care Services Group and Managed Care Services Group I, companies reported as affiliated with Senator John Ford.

         11. On or around February 15, 2005, Mr. Howard responded to the Division that UAHC did not have any business relationships with Managed Care Services Group or Managed Care Services Group I.

         12. On or around February 24, 2005, the TennCare Bureau requested that the Respondent review all contracts (including subcontracts and provider agreements) for compliance with conflict of interest provisions in the TennCare Contractor Risk Agreement and that it "provide a copy of any contracts that did not comply and an accounting of any payments made that were funded directly or indirectly with funds from TennCare." On or around March 1, 2005, the Respondent replied that all contracts were in compliance.

         13. On or around April 15, 2005, William C. Brooks, President, CEO and Chairman of UAHC issued a press release stating that beginning in 2001, UAHC contracted with Senator John Ford for consulting services to "explore expansion of its business to other southern states beyond Tennessee..." The statement further stated that UAHC terminated this contract on March 11, 2005.

         14. Brooks' statement further noted that he was "recently made aware of" a relationship between Osbie Howard and Managed Care Services Group, the company affiliated with Senator John Ford. The statement finally noted the immediate retirement of Osbie Howard



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as CEO of the Respondent and resignation from all executive officer, director and other positions with UATN, UAHC, and the Respondent.

         15. Based on the facts stated in the UAHC's press release, it is clear that the Respondent, by and through its former CEO and President, Osbie Howard, provided false information to this Department on or around February 15, 2005. It is further determined that the Respondent provided false information to the TennCare Bureau as well on or around March 1, 2005.

         16. The submission of false information to the Department concerning potential conflicts of interest on the part of executive management, coupled with the facts alleged by former senior management concerning practices of intentional and knowing concealment from state and federal regulators of potential violations of law, and the current lack of any internal audit function to review and evaluate management's compliance with applicable laws, policies, procedures and regulations supports the conclusion that the current management of the Respondent poses a risk to the TennCare enrollees which rely on the Respondent for the delivery of health care services in this State.

         17. Because of recent events, including possible violation of the TennCare Contractor Risk Agreement regarding prohibitions against conflicts of interest and the lawsuits described above, it is likely that the parent companies are or will be experiencing financial pressures. UAHC recognizes as much in its press release by stating that "[f]orward-looking statements by UAHC, including those in this announcement, involve known and unknown risks, which may cause results and developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectation include, without limitation, the effects of state and federal regulations..." These financial pressures only increase the



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potential for funds in addition to the contracted management fees to be upstreamed from the Respondent to the parent companies.

         18. The Respondent's current condition is such that the continued operation of the Respondent's health plan outside of the oversight afforded to this Department by an administrative supervision is hazardous to its enrollees and the public.

                               CONCLUSIONS OF LAW

         19. Tenn. Code Ann.ss. 56-32-217 provides that health maintenance organizations are subject to the proceedings outlined in Tenn. Code Ann. Title 56, Chapter 9.

         20. Tenn. Code Ann.ss. 56-9-503(a) provides that a health maintenance organization may be subject to administrative supervision by the Commissioner, if upon examination or at any other time, it appears in the Commissioner's discretion that:

             (1) The health maintenance organization's condition renders the continuance of its business hazardous to the public or to its enrollees;

             (2) The health maintenance organization has exceeded its powers granted under its certificate of authority and applicable law;

             (3) The health maintenance organization has failed to comply with the applicable provisions of the Health Maintenance Organization Act;

             (4) The business of the health maintenance organization is being conducted fraudulently; or

             (5)  The health maintenance organization gives its consent.

         21. Tenn. Comp R. & Regs. Tit. Dep't of Commerce and Ins., ch. 0780-1-66-.03(1) provides, in pertinent part, that the following standards, either singly or a combination of two or more, may be considered by the Commissioner to determine whether the continued operation of any insurer transacting an insurance business in this state might be deemed to be hazardous, financially or otherwise, to the policyholders, creditors or the general public. This Commissioner may consider, in addition to any other relevant factors, the following:


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             ...

             (g) Whether any affiliate, subsidiary or reinsurer is insolvent, threatened with insolvency or delinquent in payment of its monetary or other obligations;

             ...

             (k) Whether the management of an insurer, including officers, directors, or any other person who directly or indirectly controls the operation of the insurer, fails to possess and demonstrate the competence, fitness and reputation deemed necessary to serve the insurer in such a position;

             (l) Whether the management of an insurer has failed to respond to inquiries relative to the condition of the insurer or has furnished false and misleading information concerning an inquiry;

             ...

             (o) Whether the company has experienced or will experience in the foreseeable future cash flow and/or liquidity problems.

         22. Based upon the foregoing findings of fact, the Commissioner hereby determines that the grounds for administrative supervision set forth in Tenn. Code Ann. ss. 56-9-503(a)(1) exist as to the Respondent. This determination is based on several reasons. First, the financial condition of the Respondent and its affiliates is in grave jeopardy given the potential breach of the TennCare Contractor Risk Agreement by the Respondent. Such breach provides grounds for the TennCare Bureau to terminate the agreement. As this contract provides the sole source of non-investment related revenue for not only the Respondent but its affiliates as well, the termination of the agreement would have a significantly adverse effect on the Respondent's financial condition and would place into jeopardy its ability to pay its financial obligations, including those associated with the delivery of services to TennCare enrollees. Such financial condition is further jeopardized by the various pending lawsuits brought against the Respondent and its affiliates.

         23. The Commissioner further determines the Respondent to be in a hazardous condition based upon the apparent untrustworthiness of management of the Respondent. The



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most obvious evidence of this untrustworthiness are the false statements made to not only this Department by the Respondent's CEO and President, but also the false statements made by the Respondent to the TennCare Bureau. Given the nature of the Respondent's sole business, that of delivering services to TennCare enrollees, it is of the utmost importance that this Department on behalf of the Respondent's enrollees, as well as the citizens of this State, have the utmost confidence in the competence, fitness and reputation of the management of the Respondent. Give the potential breach of the TennCare Contractor Risk Agreement as well as the false statements made by management to the Department and the TennCare Bureau, the Commissioner concludes that the management of the Respondent does not appear to be competent, fit or of good reputation.

         24. Tenn. Code Ann.ss.56-9-503(b) states, in pertinent part, that if the Commissioner determines that the conditions inss.56-9-503(a) exist, the Commissioner shall:

             (1)  Notify the insurer of the Commissioner's determination;

             (2) Furnish to the Insurer a written list of the requirements to abate this determination: and

             (3) Notify the insurer that it is under the supervision of the Commissioner and that the Commissioner is applying and effectuating the provisions of Title 56, Chapter 9, Part 5. Such action by the Commissioner is subject to review pursuant to applicable state administrative procedures under the Uniform Administrative Procedures Act, complied in Title 4, Chapter 5 of Tennessee Code Annotated.

         NOW, THEREFORE, It is ORDERED by the Commissioner that the Respondent be and is hereby placed under Administrative Supervision of the Commissioner pursuant to Tenn. Code Ann.ss.ss.56-9-501 et seq. The Commissioner is applying for and effectuating the provisions of Title 56, Chapter 9, Part 5. Pursuant to Tenn. Code Ann.ss. 56-9-503(b), the Respondent is hereby notified that it has until December 31, 2005 to demonstrate to the Commissioner's



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satisfaction that the Respondent's continued operation and business, absent the supervision or other oversight by the Commissioner, is not hazardous, financially or operationally, to its enrollees, its creditors or the public.

         The specific terms of this Administrative Supervision are as follows:

         1. The Administrative Supervisor may contract, with the advice and written consent of the Commissioner, with consultants, such as claims specialists, computer/information systems specialists, accountants, actuaries or other persons who the Administrative Supervisor deems necessary and able to aid in the supervision of the Respondent. The Commissioner may, in her complete discretion, make the Respondent pay all appropriate and reasonable costs incurred during the Administrative Supervision, pursuant to Tenn. Code Ann. ss. 56-9-511.

         2. The Officers, Managers, Directors, Trustees, Owners, Affiliates, Employees or Agents of the Respondent, including but not limited to Stephanie Dowell, current CEO of Respondent; Lorenzo Harris, Chief Financial Officer of Respondent; Edward W. Reed, M.D., Senior VP and Medical Director of Respondent; Edward Dixon, VP Corporate Compliance of Respondent; Myla Johnson, VP Medical Services of Respondent; Stacy Hill, VP MIS of Respondent; William C. Brooks, Chairman and CEO of UAHC; Stephen D. Harris, CFO and Treasurer of UAHC, and any other persons or related parties with authority or control over or in charge of any segment of the Respondent's affairs, will cooperate with the Commissioner and the Administrative Supervisor in the carrying out of the Administrative Supervision. Such cooperation shall extend to compelling the cooperation of former officers, directors and employees of the Respondent to the extent such parties can contractually do so. "Affiliate" means any entity which exercises control over or is controlled by the Respondent, directly or indirectly through equity ownership of voting securities; common managerial control; or collusive



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participation by the management of the Respondent and affiliate in the management of the Respondent or affiliate. "Person" includes an individual, insurer, company, association, organization, Lloyds, society, reciprocal insurer or inter-insurance exchange, partnership, syndicate, business trust, corporation, agent, general agent, broker, solicitor, service representative, adjuster, and every legal entity. This cooperation shall include, but not be limited to, the following:

             a. To reply promptly in writing (within 24 hours) to any inquiry from the Administrative Supervisor or the Commissioner's other agents requesting such a reply.

             b. To make available to the Administrative Supervisor or the Commissioner's other agents any books, bank and investment accounts, documents, or other records - including any data residing on magnetic media or optical media - or information or property of or pertaining to Respondent in its possession, custody or control. No person shall obstruct or interfere with the Commissioner in the conduct of this supervision.

             c. To respond promptly, fully and accurately to inquiries by the Administrative Supervisor or the Commissioner's other agents, examiners or consultants about operations or any other matters which the Administrative Supervisor or Commissioner deem important to this Supervision.

             d. To provide direct access and participation In daily and weekly meetings and access to persons in charge.



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             e.   To provide direct access to a written listing of and immediate access to all of the property, assets, and estate and all other property of every kind, wherever located belonging to Respondent, including, but not limited to, offices maintained by Respondent, rigid of actions, books, contracts, electronic data, papers, evidences of debt, bank accounts, savings accounts, certificates of deposit, stocks, bonds, debentures and other securities, mortgages, furniture, fixtures, office supplies and equipment, and all real property of Respondent, wherever situated, whether in the possession of Respondent or its officers, directors, trustees, employees, consultants, attorneys, agents, affiliates or contractors.

             f. To provide direct access to a written identification of the location of all the items out in e. above.

             g. To provide direct access to a written identification of and access to all Respondent beak account records, including canceled checks and voided checks, since inception and during the period of supervision, including written explanations of any cleaning/sweep accounts.

             h. To provide full cooperation of Respondent affiliates and officers, directors, agents, servants, employees and contractors during the period of supervision.

             i. To provide full access to and cooperation of the claims processing subcontractor facilities, information and staff and to provide to the Administrative Supervisor or the Administrative Supervisor's designee



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                  complete access to Respondent facilities end subcontractor claims processing facilities.

             j. To provide direct access to a listing identifying all computer programs loaded on all Respondent computer equipment or systems, including a listing of all persons having access to each program and security programs and copies of operating manuals for each computer program.

             k. To provide direct access to a written listing of all contractors and vendors of Respondent, UATN, and UAHC, including vendor representatives and types of goods and services provided to Respondent, including the dollar amount paid to each in calendar year since inception.

             l. To provide direct access to a written list of any creditors, contractors or vendors who receive preferential payment or other priorities.

             m. To provide direct access to written copies of all fiscal and accounting policies and procedures.

             n. To provide direct access to copies of correspondence to and from vendors for any delinquent accounts or notices of delinquency.

             o. To provide direct access to a current chart of accounts and any changes since inception.

             p. To provide direct access to copies of closing documents detailing the proceeds obtained from the sale or divestiture of any Respondent assets during the calendar years since inception.



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             q.   To provide direct access to a schedule of the aging of
                  accounts payable identified by vendor, subcontractor and provider - at a minimum showing amounts past due 30, 60, 90 and over 90 days.

             r. To provide direct access to a written description of the methodology for all disbursements of funds, including wire transfers, other electronic banking transfers and cash. Please include an example copy of the pre-printed, sequentially numbered check stock used by Respondent and a written description of the security and controls for use of the check stock.

             s. Direct access to the copies, written schedules, descriptions, identifications and listings described herein must be provided within 48 hours of written request by the Administrative Supervisor. In computing the 48 hours, Saturdays, Sundays and national holidays will not be included.

             t. Notwithstanding any provision herein to the contrary, the Division and its duly authorized representatives shall have complete, immediate and unrestricted access to all aspects of the operations, documents and records of Respondent, UATN, and UAHC.

         3. The Commissioner hereby appoints Paul Eggers, to carry out the terms of this Notice as Administrative Supervisor. The Commissioner may designate a substitute Administrative Supervisor. The Commissioner, the Commissioner's deputies, employees or duly commissioned examiners will undertake an on-site examination of the Respondent's operations, including financial and claims processing operations.

         4. It is not intended that Issuance of this Notice restricts the rights or ability of the Commissioner of Commerce and Insurance to discuss matters related to the operations or



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oversight of the Respondent or to release or discuss information or documentation that is required to be submitted to the Division by all health maintenance organizations operating in Tennessee, including, but not limited to, quarterly and annual financial filings, and requests for material modifications of the Certificate of Authority.

         5. It is not intended that issuance of this Notice restricts the rights or ability of the Commissioners of Commerce and Insurance, Health, or Finance and Administration to release or discuss Information or documentation that is required to be submitted to the Department of Health or the Department of Finance and Administration by all health maintenance organizations contracting with the Slate of Tennessee TennCare Program, including, but not limited to, reports and documents required to be filed with the TennCare Bureau.

         6. The Commissioner of Commerce and Insurance will, upon the effective date of this Notice, provide a copy of this Notice and other appropriate documentation to the insurance departments of other states In accordance with Tenn. Code Ann.ss.56-44-105, authorized representatives of the United States, representatives of the state Comptroller's Office, and the Speakers of the House and Senate of the Tennessee General Assembly.

         7. The Respondent may net do any of the following things during the period of supervision without the prior approval of the Administrative
Supervisor:

             a. Dispose of, convey or encumber any of its assets or its business in force;

             b.   Withdraw any of its bank accounts;

             c.   Lend any of its funds;

             d.   Invest any of its funds;

             e.   Transfer any of its property;

             f.   Incur any debt, obligation or liability;



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             g.   Merge or consolidate with another company;

             h.   Approve new premiums or renew any policies;

             i.   Enter into any new reinsurance contract or treaty;

             j. Terminate, surrender, forfeit, convert or lapse any insurance policy, certificate or contract, except for nonpayment of premiums due;

             k. Release, pay or refund premium deposits, accrued cash or loan values, unearned premiums, or other reserves on any insurance policy, certificate or contract;

             l.   Make any material change in management;

             m. Increase salaries and benefits of officers or directors or the preferential payment of bonuses, dividends or other payments deemed preferential; or

             n. Make any payments without the prior approval of the Administrative Supervisor or the Commissioner or her agents.

         8. Nothing in this Notice shall preclude the Commissioner and the Respondent from amending, rejecting or modifying this Notice by written agreement. Furthermore, nothing in this Notice shall prevent the Commissioner or other State authorities from instituting any other remedies available to them under law with respect to the Respondent.

         9. Notwithstanding any provisions herein to the contrary, all terms and conditions contained herein shall be liberally construed to effectuate the regulatory purposes and objectives of the Commissioner.

         10. Notwithstanding any provisions herein to the contrary, the Commissioner expressly and specifically retains its authority to take any regulatory action she deems appropriate, and in no way shall this order be construed to estop the Commissioner or the



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officials of the Tennessee Department of Commerce and Insurance from fulfilling their regulatory obligations,

         11. The Respondent and UATN shall cooperate with the Commissioner or the Commissioner's Administrative Supervisor in the implementation of this Administrative Supervision.

         12. This Notice of Administrative Supervision and all hearings, notices, correspondence, reports, records or otter information which reflect the financial solvency of the Respondent obtained during the supervision shall be open to the public under the Tennessee Public Records Act, compiled in Title 10, Chapter 7, unless otherwise required to be maintained as confidential under federal or state law pursuant to Tenn. Coda Ann. ss. 56-9-504(f).

         13. Action of the Commissioner applying and effectuating the provisions of Title 56, Chapter 9, Part 5 is subject to review pursuant to applicable state administrative procedures under the Uniform Administrative Procedures Act, compiled in Title 4, Chapter 5 of the Tennessee Code Annotated.

         14. If the Commissioner becomes aware of additional facts or circumstances which bear upon the transactions contemplated herein, the Commissioner reserves the authority to require such corrective action as it may deem necessary or advisable. Upon a determination by the Commissioner that the public health, safety or welfare imperatively requires emergency action to summarily suspend the Respondent's certificate of authority, the Commissioner shall provide the Respondent written notice of such determination, setting out the reasons therefore pursuant to Tenn. Code Ann. ss. 56-32-218.

         15. The terms end conditions of this Notice shall become effective immediately and shall remain in effect until December 31, 2005.



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         16. Pursuant to Tenn. Code Ann. ss. 56-9-503(d), if, after notice and hearing, it is determined that the conditions giving rise to the supervision still exist at the end of the supervision period specified herein, the Commissioner may extend such period.

         ENTERED this the 20th day of April, 2005.


                                           /s/ Paula A. Flowers
                                           --------------------
                                           Paula A. Flowers, Commissioner
                                           Department of Commerce and Insurance
                                           State of Tennessee


APPROVED FOR ENTRY:



/s/ Lisa R. Jordan
------------------
Lisa R. Jordan
Assistant Commissioner for TennCare Division
Department of Commerce and Insurance
500 James Roman Parkway
Davy Crockett Tower, Suite 760
Nashville, Tennessee 37243
(616) 741-2877


/s/ John P. Morris
------------------
John P. Morris (BPR# 019144)
Chief Counsel for TennCare Division
Department of Commerce and Insurance
500 James Robertson Parkway
Fifth Floor, Davy Crockett Tower
Nashville, Tennessee 37243
(616) 741-2199




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